Exhibit 10.2

AMENDMENT TO

CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made as of December 7, 2016 (the “Effective Date”) by and between Guided Therapeutics, Inc., a Delaware corporation (the “Company”), and GPB Debt Holdings II LLC (the “Consultant”), and amends that certain Consulting Agreement, dated as of February 12, 2016 by and between the Company and the Consultant (collectively referred to as the “Parties”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Consulting Agreement.

WHEREAS, the Company engages the Consultant to provide the services as specified in the Consulting Agreement;

WHEREAS, the Company and the Consultant desire to amend the Consulting Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment of Consulting Agreement. The Consulting Agreement is hereby amended as follows:

Section 3.1 of the Consulting Agreement shall be amended and restated as the following:

“3.1 For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant’s having entered into this agreement, the Company agrees to pay to the Consultant a royalty equal to 3.85% of all Revenues (as hereinafter defined) invoiced and received by the Company during the period commencing on the date hereof and ending on the fourth anniversary thereafter (the “Royalty Term”). The Company will pay the royalty on a quarterly basis, as follows: no later than forty five (45) days following the end of each fiscal quarter during the Royalty Term, the Company shall pay Consultant an amount equal to 3.85% of all Revenues invoiced and received by the Company during such fiscal quarter. “Revenues” for a given fiscal quarter shall mean the amount invoiced and received by the Company for any sales of its products during such fiscal quarter. For any fiscal quarter that begins prior to, or ends after, the Royalty Term, the royalty shall be equal to 3.85% of all Revenues invoiced and received by the Company during the portion of the fiscal quarter falling within the Royalty Term.”

2. Consideration. In connection with the execution and delivery of this Amendment, the Consultant will pay no additional consideration.

3. Effect on Consulting Agreement. Except as specifically provided herein, the Consulting Agreement shall remain in full force and effect.

4. No Third-Party Beneficiaries. This Amendment is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

[Signature Pages Follow]

[Signature Page to the Amendment]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written by the undersigned thereunto duly authorized.

GUIDED THERAPEUTICS, INC.

By: /s/ Gene S. Cartwright
Gene S. Cartwright
President and Chief Executive Officer

GPB DEBT HOLDINGS II LLC

By: /s/ Evan Myrianthopoulos
Name: Evan Myrianthopoulos
Title: Authorized Signatory